UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 8, 2017

BUTLER NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Kansas
(State or Other Jurisdiction of Incorporation)

0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)
19920 W. 161st Street, Olathe, Kansas (Address of Principal Executive Offices)	66062 (Zip Code)

913-780-9595
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to Vote of Security Holders

Butler National Corporation Annual Meeting of Shareholders was held on November 7, 2017 (the "Annual Meeting"). At the Annual Meeting, 52,918,965 shares of common stock, or approximately 82% of the 64,543,550 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxies.

Set forth below are the matters acted upon by Butler National Corporation shareholders at the Annual Meeting, and the final voting results on each matter.

1.

Election of Directors. Two people were nominated by the Board of Directors for election as directors of Butler National Corporation, to hold office for a three year term expiring at the 2020 annual meeting of shareholders and until his or her successor is duly elected and qualified. The nominees were incumbent directors, no other person was nominated and the nominees were elected. There were 27,105,876 broker non-votes with respect to each nominee. The votes cast for or against, as well as abstentions with respect to, each nominee were as follows:

Name of Director	Shares of Common Stock Voted For	Shares of Commons Stock Voted Against/Withheld	Abstentions
David B. Hayden	24,124,816	1,570,903	117,370
Michael J. Tamburelli	18,059,753	7,636,766	116,570

Having received a plurality of the votes cast by holders of common stock at the Annual Meeting, Mr. David B. Hayden and Mr. Michael J. Tamburelli were elected as directors.

2.

Ratification of Selection of RBSM LLP as Auditors. A resolution that the shareholders ratify the selection and appointment of RBSM LLP as the independent registered public accounting firm for Butler National Corporation for the year ending April 30, 2018 was submitted to, and voted upon by, the shareholders. There were 51,110,296 shares of common stock voted in favor of, and 1,649,382 shares of common stock voted against said resolution. The holders of 159,287 shares of common stock abstained and there were 0 broker non-votes. Having received the affirmative vote of the holders of at least a majority of shares of common stock outstanding and entitled to vote at the Annual Meeting, the appointment of RBSM LLP was ratified.

3.

Advisory Vote on Executive Compensation. An advisory vote on executive compensation was submitted to, and voted upon by, the shareholders. There were 17,399,659 shares of common stock voted in favor of, and 8,127,826 shares of common stock voted against, said resolution. The holders of 285,604 shares of common stock abstained and there were 27,105,876 broker non-votes.

4.

Recommend Frequency of Advisory Vote on Executive Compensation. An advisory vote to recommend the frequency of the the advisory vote on executive compensation was submitted to, and voted upon by, the shareholders. There were 23,292,874 votes in favor of 1 year, 53,033 votes in favor of 2 years, and 2,009,496 votes in favor of 3 years. The holders of 457,686 shares of common stock abstained. Based on these results, the Company's Board of Directors has adopted a policy to hold an advisory vote on executive compensation every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUTLER NATIONAL CORPORATION (Registrant)
November 8, 2017 Date	/s/ Clark D. Stewart Clark D. Stewart (President and Chief Executive Officer)
November 8, 2017 Date	/s/ Tad M. McMahon Tad M. McMahon (Chief Financial Officer)